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                           CERTIFICATE OF DESIGNATION
                                      FOR
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                           AMERICAN TELECASTING, INC.


         AMERICAN TELECASTING, INC., a Delaware corporation (the "Corporation"), through its duly authorized officers, does hereby certify that pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of Delaware, the Board of Directors of the Corporation, by unanimous written consent of its members dated as of August 1, 1996, adopted the following preambles and resolutions approving the issuance of a series of 500,000 shares of Series B Convertible Preferred Stock:

         WHEREAS, the Corporation is authorized by its Restated Certificate of Incorporation to issue up to 3,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), in one or more classes or series as determined by the Board of Directors, and the Restated Certificate of Incorporation, as amended, provides that the Board of Directors shall adopt resolutions providing for the voting powers, and such designations, preferences, special rights and qualifications, and limitation or restrictions thereof; and

         WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to designate 500,000 shares of the Preferred Stock as Series B Convertible Preferred Stock;

         NOW, THEREFORE, BE IT RESOLVED THAT:

         1. Designation. A series of Preferred Stock consisting of 500,000 shares is hereby created, established and designated as "Series B Convertible Preferred Stock" (hereinafter referred to as the "Series B Convertible Preferred Stock").

         2.      Conversion Rights.

                 (a) Right to Convert by Holder. Each original share of Series B Convertible Preferred Stock acquired by any holder may be converted, at the option of the holder thereof, at any time during the period commencing on and including the earlier of (i) the date a registration statement covering the resale of Class A Common Stock into which the Series B Convertible Preferred Stock is convertible has been declared effective by the Securities and Exchange Commission, and
         (ii) the forty-fifth (45th) day following the date of original issuance thereof, and expiring on the first anniversary of the date of original issuance thereof, without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Class A Common Stock of the Corporation as is determined by dividing (A) the sum of (1) the original per share issuance price paid to the Corporation for each such share of Series B Convertible Preferred Stock plus (2) the amount of all accrued but unpaid dividends on each share of Series B Convertible Preferred Stock being so converted by (B) the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The "Conversion Price" shall be equal 80% of the Market Price of the Corporation's Class A Common Stock; provided, however, that in no event will the Conversion Price be greater than $12.50 or less than $2.00. For purposes of this Section 2, the Market Price shall be the average of the closing bid prices per share of the Class A Common Stock for the three (3) trading days immediately preceding the date the Conversion Notice is sent via telecopier, with telephone confirmation of receipt, as reported by the National Association of Securities Automated Quotation System ("NASDAQ"), or in the event the Class A Common Stock is listed on a national stock exchange, the Market Price shall be the average of the closing bid prices of the Class A Common Stock on such exchange, as reported in The Wall Street Journal, on the three trading days immediately preceding the date of the Conversion Notice. The Conversion Notice shall mean the Holder Conversion Notice (as defined in Section 2(c)) in the event of a conversion pursuant to Section 2(a) and shall mean the Mandatory Conversion Notice (as defined in Section 2(d)) in the event of a conversion pursuant to Section 2(b).

                 (b) Mandatory Conversion by the Corporation. The Corporation shall have the right at any time prior to the first anniversary of the original issuance of a share of Series B Convertible Preferred Stock to require that such share be converted into that number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (i) the sum of (A) the One Hundred and Twenty Percent (120%) of the original per share issuance price paid to the Corporation for such share of Series B Convertible Preferred Stock plus (B) the amount of all accrued but unpaid dividends on such share of Series B Convertible Preferred Stock by
         (ii) the Conversion Price.
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         The Corporation shall have the right at any time after the first anniversary of the original issuance of a share of Series B Convertible Preferred Stock to require that such share be converted into that number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing (i) the sum of (A) the One Hundred and One Percent (101%) of the original per share issuance price paid to the Corporation for such share of Series B Convertible Preferred Stock plus (B) the amount of all accrued but unpaid dividends on such share of Series B Convertible Preferred Stock by
         (ii) the Conversion Price.

                 (c) Mechanics of Conversion. No fractional shares of the Class A Common Stock shall be issued upon conversion of Series B Convertible Preferred Stock under Sections 2(a) and (b) above. If upon conversion of shares of Series B Convertible Preferred Stock held by a registered holder which are being converted, such registered holder would, but for the provisions of this Section 2(c), receive a fraction of a share of Class A Common Stock thereon, then the number of shares to which such holder is otherwise entitled shall be rounded down to the nearest whole number of shares. Before any holder of Series B Convertible Preferred Stock shall be entitled to convert the same into full shares of Class A Common Stock under Section 2(a) above, such holder shall surrender the original certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Convertible Preferred Stock, and shall give written notice (the "Holder Conversion Notice") to the Corporation at its principal office and shall state therein such holder's name or the name and address of names and addresses of its nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, but in any event within three business days of the date of its receipt of the Holder Conversion Notice and the original certificate or certificates for such holder's Series B Convertible Preferred Stock, issue and transmit or cause to be issued and transmitted, via express courier or otherwise, to such holder of Series B Convertible Preferred Stock, or to its nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made on the date that the Corporation receives the Holder Conversion Notice, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date. Upon the conversion of any shares of Series B Convertible Preferred Stock, such shares shall be restored to the status of authorized but unissued shares and may be reissued by the Corporation at any time.

                 (d) Additional Procedures for Mandatory Conversion. The Corporation may exercise the right to convert the outstanding shares of Series B Convertible Preferred Stock pursuant to Section 2(b) by delivering written notice thereof (the "Mandatory Conversion Notice") by telecopier (or mailed if no telecopier is known by first class, certified mail, return receipt requested, postage prepaid), to the holders of the Series B Convertible Preferred Stock, at such registered holder's address appearing on the stock register of the Corporation. The Mandatory Conversion Notice shall be sent by telecopier (or mailed if no telecopier number is known) on a date (the "Mandatory Notice Date") not fewer than fifteen (15) nor more than sixty (60) days prior to the Mandatory Conversion Date. The Mandatory Conversion Notice sent to a registered holder shall state (i) the Mandatory Conversion Date, (ii) the number of shares of Series B Convertible Preferred Stock owned by such registered holder subject to mandatory conversion, (iii) the total number of shares of Class A Common Stock to be issued to such registered holder in exchange for all shares of Series B Convertible Preferred Stock held thereby, and
         (iv) the places where certificates for such shares of Series B Convertible Preferred Stock are to be surrendered for exchange. A Mandatory Conversion Notice having been given as aforesaid, the certificates for the shares of Series B Convertible Preferred Stock to be converted as provided in such notice shall be surrendered to the Corporation not later than sixty (60) days after the Mandatory Conversion Date at the place designated for that purpose in such Mandatory Conversion Notice, which certificate or certificates, if the Corporation shall so request and the Mandatory Conversion Notice shall so state, shall be duly endorsed or assigned in blank or to the Corporation (if required by it). A registered holder surrendering shares of Series B Convertible Preferred Stock to the Corporation in response to a Mandatory Conversion Notice shall give written notice to the Corporation at the place specified in the Mandatory Conversion Notice that such shares of Series B Convertible Preferred Stock are being surrendered for conversion, and shall state in writing therein the name or names (with address) in which the certificate or certificates for the shares of Class A Common Stock are to be issued. Subject to the provisions of the following sentence, all shares of Series B Convertible Preferred Stock issued and outstanding on the Mandatory Notice Date shall be deemed to have been converted into shares of Class A Common Stock on the Mandatory Conversion Date. From and after a time immediately prior to the close of business on the Mandatory Conversion Date (unless default shall be made by the Corporation in providing shares of Class A Common Stock in accordance with the Mandatory Conversion Notice) (A) all rights of the holders of the shares of

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         Series B Convertible Preferred Stock as stockholders of the
         Corporation, except as expressly provided in clauses (B) and (C) below, shall cease and terminate, and such shares shall not thereafter be deemed to be outstanding, notwithstanding that any certificate for any such shares shall not have been surrendered for exchange, (B) until so surrendered for exchange, each outstanding certificate for shares of Series B Convertible Preferred Stock shall be deemed for all purposes, other than the payment of dividends or other distributions on the Class A Common Stock, to evidence ownership of the number of shares of Class A Common Stock for which such shares of Series B Convertible Preferred Stock are to be exchanged, and (C) no dividend or other distribution (if any) payable to holders of shares of Class A Common Stock of record subsequent to such time shall be paid on the shares of Class A Common Stock issuable in exchange for any shares of Series B Convertible Preferred Stock represented by certificates which have not been so surrendered until such certificates have been surrendered to the Corporation as required under the Mandatory Conversion Notice. As promptly as practicable after the Mandatory Conversion Date and such surrender of a certificate or certificates for shares of Series B Convertible Preferred Stock and all instruments and notices above prescribed or required by law, the Corporation shall issue and deliver to or upon the written order of the surrendering holder, at the place designated by such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled. In the event that a registered holder exercises its conversion rights under Section 2(a) and the Corporation exercises its conversion rights under Section 2(b), then if the Holder Conversion Notice is received by the Corporation prior to the Mandatory Notice Date, the conversion shall be governed by Section 2(a). If, on the other hand, the Corporation receives the Holder Conversion Notice after the Mandatory Notice Date, the conversion shall be governed by Section 2(b).

                 (e) Notices of Record Date. In the event of (i) any declaration by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or
         (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Convertible Preferred Stock at least 20 days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be declared for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation,merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Class A Common Stock (or other securities) shall be entitled to exchange their shares of Class A Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution or winding up.

                 (f) Stock Dividends; Stock Splits, Etc. In the event the Corporation shall (i) take a record of holders of shares of the Class A Common Stock for the purpose of determining the holders entitled to receive a dividend payable in shares of Class A Common Stock, (ii) subdivide the outstanding shares of Class A Common Stock, (iii) combine the outstanding shares of Class A Common Stock into smaller numbers of shares, or (iv) issue, by reclassification of the Class A Common Stock, any other securities of the Corporation, then, in each such case, the Conversion Price then in effect shall be adjusted so that upon the conversion of each share of Series B Convertible Preferred Stock then outstanding the number of shares of Class A Common Stock into which such shares of Series B Convertible Preferred Stock are convertible after the happening of any of the events described in clauses (i) through (iv) above shall be the number of such shares of Class A Common Stock into which such shares of Series B Convertible Preferred Stock would have been converted if so converted immediately prior to the happening of such event or any record date with respect thereto.

                 (g) Class A Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock such number of shares of Class A Common Stock as shall from time to time be sufficient to effect conversion of all of the then outstanding shares of Series B Convertible Preferred Stock.

         3. Dividend Rights. The holders of record of Series B Convertible Preferred Stock shall be entitled to receive pay-in-kind cumulative dividends thereon, to the extent permitted by law, at the rate of five percent (5%) per share, per annum, computed on the basis of the actual number of days elapsed in a 365-day year, commencing on the date of the issuance of such shares of Series B Convertible Preferred Stock and payable on the first to occur of (i) the anniversary date of the issuance





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thereof, and (ii) the date of conversion thereof in accordance with the provisions of Section 2 above. Such dividends shall be fully cumulative and shall accrue, whether or not declared by the Board of Directors of the Corporation, from the date of the issuance of the shares of Series B Convertible Preferred Stock until the date of payment thereof as set forth in the immediately preceding sentence. No dividends or other distributions shall be paid on or declared and set aside for payment on the Common Stock until full cumulative dividends on all outstanding shares of Series B Convertible Preferred Stock shall have been paid or declared and set aside for payment. Such dividends shall be payable solely in fully paid and nonassessable shares of Class A Common Stock, with such shares of Class A Common Stock valued at the average of the closing bid prices of such shares on the three trading days immediately preceding the date of payment thereof, as such closing bid price is determined pursuant to Section 2 above.

         4. Voting Rights of Series B Convertible Preferred Stock. Except as otherwise required by law, the holders of outstanding shares of Series B Convertible Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Corporation.

         5. Ranking. Except as expressly set forth herein, the Series B Convertible Preferred Stock shall rank senior to any other class of capital stock of the Corporation now or hereafter issued as to the payment of dividends and the distribution of assets on redemption, liquidation, dissolution or winding up of the Corporation.

         6. Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any shares of Series B Convertible Preferred Stock shall be outstanding, the holders of the then outstanding shares of Series B Convertible Preferred Stock shall have a preference in distribution of the Corporation's property available for distribution to the holders of any other class of capital stock of the Corporation, including, but not limited to, the Common Stock, equal to the original per share issuance price paid to the Corporation for each such share of Series B Convertible Preferred Stock, together with an amount equal to all accrued but unpaid dividends thereon, if any, to the date of payment of such distribution, whether or not declared by the Board. For this purpose, the merger or consolidation of the Corporation with or into any other corporation or corporations, the sale or transfer by the Corporation of all or substantially all of its property, or any reduction of the authorized or issued capital of the Corporation of any class, whether now or thereafter authorized, shall be deemed to be the liquidation of the Corporation within the meaning of the provisions of this Section 6.

                                    * * * *

                       [signatures on the following page]





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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Designation to be signed by Robert D. Hostetler, the Chief Executive Officer & President of the Corporation, and attested by David K. Sentman, the Assistant Secretary of the Corporation, as of this ___ day of August, 1996.


                                      By:
                                         --------------------------------------
                                         Robert D. Hostetler
                                         Chief Executive Officer & President


Attest:

By:
    ----------------------------
    David K. Sentman
    Assistant Secretary





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